EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form SB-2 (File No. 333-122338) of Wits Basin Precious Minerals Inc. of our report dated January 30, 2004 (except to Notes 2, 3, 7, 15 and 16, as to which the date is September 15, 2004), which appears on page F-3 of this registration statement.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
April 5, 2005